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                                                                   EXHIBIT 10.20

                         AMENDMENT TO LICENSE AGREEMENT

     This Amendment to License Agreement by and between Iowa State University Research Foundation, Inc., a body having corporate powers under the laws of the State of Iowa ("ISURF"), and SpectruMedix Corporation, a Delaware corporation
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("SMDX"), is dated as of July 30, 1999.
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     WHEREAS, ISURF and SMDX entered into that certain License Agreement effective as of June 24, 1997 (the "License Agreement");
                                    -----------------

     WHEREAS, ISURF and SMDX desire to amend the License Agreement as hereinafter set forth and otherwise to be bound hereby;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

     1.  Defined Terms.  Capitalized terms used but not otherwise defined herein
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shall have the meanings ascribed thereto in the License Agreement.

     2.  Default. ISURF and SMDX acknowledge and agree that SMDX has defaulted
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under the License Agreement by virtue of its failure to pay the sum of
***** owing to ISURF as of the date hereof under Section 5 of the License Agreement (the "Default Amount"). ISURF shall not claim a default or breach
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under the License Agreement with respect to the Default Amount unless and until
SMDX fails to comply with Section 3 hereof.

     3.  Payment of the Default Amount. SMDX shall pay the entire Default Amount
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by delivery by a nationally recognized overnight courier to ISURF of a check in an amount at least equal to the Default Amount within ten (10) days after the date hereof and in any event within three (3) business days after receipt by SMDX of the Sublicense Issue Fee.

     4.  Payment of Minimum Royalty Payment. Section 5.2 of the License
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Agreement is hereby deleted and replaced in its entirety with the following:

         5.2 Minimum Royalties: ISURF shall have the right to terminate this license in the event that the Licensee does not pay ISURF at least the following minimum royalty payments:

          (i)  For calendar year 2000, payable on
          November 15, 2000        *******

          (ii) For calendar year 2001 (and each
          year thereafter), payable on
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          December 31, 2001
          (and each year thereafter)      *******

          Such minimum royalty payments are nonrefundable, but they are creditable against earned royalties to the extent provided in Section 5.4.

     5.   Termination. Section 14.2 of the License Agreement is hereby amended
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by deleting the phrase ***** and replacing it with the phrase *****.

     6.   Event of Default. In the event ISURF terminates the License Agreement
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in accordance with Section 14.2 thereof, SMDX shall upon the request of ISURF grant to ISURF a worldwide non-exclusive license to the extent not prohibited by other SMDX patents not licensed to ISURF to sublicense any patents, trade secrets and other technology owned or developed by SMDX in connection with its business of manufacturing, distributing and/or selling DNA sequencing equipment to use and exploit such patents, trade secrets and technology. Any sublicense granted by ISURF pursuant to such license shall provide that the relevant sublicensee shall not further sublicense the licensed technology. ISURF shall pay to SMDX a royalty of fifty percent (50%) of all revenues received by it in connection with any such license; provided, however, that ISURF may instead apply any amounts which would otherwise be owing to SMDX under this Section 6 against amounts owing to ISURF by SMDX under the License Agreement.

     7.   SMDX Board. Until July 31, 2002, ISURF shall have the right to
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designate a representative reasonably acceptable to SMDX to attend and observe each meeting of the Board of Directors of SMDX (the "Observer"); provided,
                                                     --------
however, that SMDX shall have the right to terminate the observer status of the Observer by written notice to ISURF upon the consummation of one or more public offerings after the date hereof of equity securities of SMDX pursuant to an effective registration statement under the Securities Act of 1933, as amended, as a result of which SMDX received an aggregate of not less than ******* in gross proceeds. SMDX shall provide to the Observer a copy of all written materials prepared for and provided to the Board of Directors of SMDX. ISURF shall cause the Observer to execute and deliver a confidentiality agreement in form and substance satisfactory to SMDX. Notwithstanding the foregoing, SMDX shall be entitled (a) to withhold from the Observer any confidential written materials dealing with commercial matters involving ISURF, and (b) to exclude the Observer from any portion of any meeting of the Board of Directors dealing with commercial matters involving ISURF. The rights provided to ISURF herein are personal to ISURF and are not transferable. As promptly as practicable, but in any event prior to the consummation of the closing of the Equity Financing (as hereinafter defined), SMDX shall cause to be elected to the Board of Directors at least two additional independent members. The "Equity Financing" shall mean
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the closing of a transaction or transactions pursuant to which SMDX raises approximately ******* in cash, whether by means of debt and/or equity, from banks, institutional investors and/or qualified private investors.

     8.   Phantom Stock Grant. SMDX hereby grants to ISURF an award of phantom
          -------------------
stock (the "Stock Award") that entitles ISURF to receive, upon the occurrence of
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a Sale Event (as hereinafter defined), an amount equal to the excess of (i) the
Fair Market

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Value (as hereinafter defined) of 150,000 shares of Common Stock, par value
$0.00115 per share, of SMDX (the "Shares") as of the Sale Date (as hereinafter
                                  ------
defined) over (ii) the Fair Market Value of the Shares as of the date hereof. The Stock Award shall be payable on the Sale Date in cash. The Stock Award shall be forfeited upon termination by ISURF of the License Agreement pursuant to
Section 14.2 thereof. ISURF shall have no rights as a stockholder as a result of the Stock Award. Neither the Stock Award nor the rights and privileges conferred hereby may be transferred, assigned, pledged, hypothecated or encumbered, and shall not be subject to execution, attachment, garnishment or other similar legal process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise encumber or dispose of the Stock Award, the Stock Award and the rights and privileges conferred hereby shall be rendered null and void. The number of the Shares shall not be adjusted in the event of any stock dividend or distribution, recapitalization, stock split, reverse stock split, share combination, share exchange or any similar change in the capital structure of or by SMDX.

     "Sale Event" shall mean an acquisition, consolidation or merger (including,
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but not limited to, combinations, recapitalizations or redemptions) respecting
SMDX as a result of which more than 50% of the voting interests of SMDX, or as applicable, the entity succeeding SMDX, become owned by an individual, corporation, partnership, limited liability company or other entity which together with its affiliates did not own more than 50% of SMDX immediately prior to such event.

     "Fair Market Value" shall mean (i) as of the Sale Event Date, the highest
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per share consideration (as cash or, if not as cash, the cash or fair market value thereof) received for a share of Common Stock of SMDX in the Sale Event and (ii) as of the date hereof, $0.15625.

     "Sale Date" shall mean the date of the closing of the Sale Event.
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     9.   Perkin-Elmer Corporation Sublicense.
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          (a)   SMDX has advised ISURF that it intends to enter into a
sublicense agreement (the "Sublicense") with The Perkin-Elmer Corporation, a New
                           ----------
York corporation ("PEC"), pursuant to which, inter alia, PEC will (i) sublicense
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from SMDX U.S. Patent Nos. 5,741,411 and 5,582,705, (ii) pay to SMDX a
sublicense issuance fee of $1,000,000 (the "Sublicense Issue Fee"), and (iii)
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pay to SMDX minimum annual royalties of ***** per year, commencing August
1, 2000, based upon the following schedule:


                Cumulative Net Sales              Royalty Rate
                --------------------              ------------
                Up to *******                       **%
                *******_*******                     **%
                In excess of *******                **%


The royalties paid by PEC to SMDX pursuant to the Sublicense are hereinafter referred to as the "PEC License Fees."
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          (b)  Notwithstanding any terms and provisions in the License Agreement that are or may be inconsistent herewith, ISURF hereby (i) consents to the entry by SMDX into the Sublicense; (ii) agrees that the Sublicense Issuance Fee shall be ******* to SMDX and ******* to ISURF, which payment to ISURF shall be fully creditable toward payment of the Default Amount and shall satisfy in full any and all monetary defaults by SMDX under the License Agreement; and (iii) agrees that the royalties payable by SMDX to ISURF in respect of PEC License Fees shall be payable, subject to subsection (D) below, as follows:

          (A) The PEC License Fees in respect of calendar year 2000 shall be payable ******* to ISURF and ******* to SMDX.

          (B) The first ******* of PEC License Fees in respect of calendar year 2001 shall be payable in full to ISURF. The next ******* of PEC License Fees in respect of calendar year 2001 shall be payable in full to SMDX. Any PEC License Fees in excess of ******* in respect of calendar year 2001 shall be payable ******* to SMDX and ******* to ISURF.

          (C) The first ******* of PEC License Fees in respect of calendar year 2002 and each calendar year thereafter shall be payable ****** to ISURF and any PEC License Fees in excess of ******* in respect of any such calendar year shall be payable ******* to SMDX and ******* to ISURF; provided, however, that if the aggregate royalties payable to ISURF pursuant to the License Agreement in respect of calendar year 2002 from sources other than the PEC License Fees shall be less than *******, then ISURF, acting in its sole discretion, may instead elect, on a one-time irrevocable basis, that the PEC License Fees in respect of calendar year 2002 and thereafter shall be payable ******* to SMDX and ******* to ISURF. In the event ISURF shall fail to give written notice of such election to SMDX on or prior to January 31, 2003, it shall be deemed to have waived its right to so elect.

          (D) Notwithstanding subsections (A), (B) and (C) above, in the event SMDX consummates one or more transactions pursuant to which SMDX receives net cash proceeds of ******* or more, whether by means of debt and/or equity, from banks, institutional investors, qualified private investors or the public, the first ******* of PEC License Fees in respect of any calendar year thereafter shall be payable in full to ISURF and any PEC License Fees in excess of ******* in respect of such calendar year shall be payable ******* to SMDX and ******* to ISURF.

     ISURF agrees that payments by SMDX of the PEC License Fees shall be applied toward SMDX's obligation to pay minimum royalties under the License Agreement. SMDX agrees that it shall segregate from its other funds by the establishment and maintenance of a separate account funds in an amount equal to the PEC License Fees payable to ISURF. SMDX agrees that it shall make payment to ISURF of the PEC License Fees payable to ISURF within ten (10) business days after SMDX's receipt of the relevant PEC License Fees. SMDX further agrees that in the event SMDX is in default of the

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License Agreement as a result of a failure to pay amounts owing to ISURF thereunder, ISURF may request from PEC that PEC pay directly to ISURF amounts payable after the date of such request in respect of the PEC License Fees.

          (c) SMDX covenants to ISURF that the Sublicense shall be in compliance with Section 13.3 of the License Agreement except that the Sublicense may provide, and ISURF agrees that the Sublicense may provide, that PEC may further sublicense to its end-user purchasers the right to use the Licensed Products. SMDX covenants to ISURF that SMDX will not accept from PEC or its affiliates any consideration in respect of the Sublicense other than the Sublicense Issue Fee and the PEC License Fees and that any consideration SMDX receives in respect of any Stock Purchase Agreement and/or Consulting Agreement between SMDX and PEC and/or its affiliates shall not be consideration in respect of the Sublicense.

     10.  Mutual Releases. Upon the execution and delivery of this Amendment,
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ISURF, SMDX and Joseph K. Adlerstein shall execute and deliver the releases in the forms attached hereto as Exhibits A, B and C, respectively.

     11.  Confidentiality. ISURF shall, and shall cause its affiliates,
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officers, directors, employees, agents and representatives to, keep secret and not divulge to any third party or otherwise use for its benefit (other than in connection with the transactions contemplated by this Agreement) any confidential or proprietary information of SMDX to which such person or entity obtains access pursuant to Section 8; provided, however, that such obligation shall not apply to any information to the extent that (a) it is or becomes part of public or industry knowledge or literature as a result of causes other than the acts or omissions of such person or entity, (b) it can be demonstrated to have been known to such person or entity prior to its receipt from SMDX, (c) it is received by such person or entity in good faith from a third party, or (d) disclosure shall be required by applicable law, regulation or court order provided that prior to such disclosure, such person or entity shall promptly notify SMDX with respect to such requirement in recognition of the fact that SMDX may elect to obtain relief from such disclosure requirement.

     12.  Effect. Except to the extent amended hereby, the License Agreement
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shall remain in full force and effect.

     13.  Counterparts. This Amendment may be executed in counterparts, all of
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which, when taken together, shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to
License Agreement as of the date hereof.

                              SPECTRUMEDIX CORPORATION

                              /s/ Joseph K. Adlerstein
                              --------------------------------
                              Name:  Joseph K. Adlerstein
                              Title:  Chief Executive Officer



                              IOWA STATE UNIVERSITY
                              RESEARCH FOUNDATION, INC.

                              /s/ Kenneth Kirkland
                              --------------------------------
                              Name:  Kenneth Kirkland
                              Title:  Executive Director

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